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EXHIBIT 23.1

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 20, 2001 relating to the financial statements and financial statement schedule, which appears in Oak Technology, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 11, 2002

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  EXHIBIT 23.1